Exhibit 99.1

NEWS RELEASE

WATSON CONTACTS:	ACTAVIS CONTACT:
Investors:	Frank Staud, Executive Vice President,
Lisa Defrancesco	Corporate Communications
(862) 261-7152	41 41 462 7370

Patty Eisenhaur

(862) 261-8141

Media:

Charlie Mayr

(862) 261-8030

Watson to Acquire Actavis Group

for EUR4.25 Billion

- Creates 3rd largest global generics company -

- ~$8.0 billion anticipated pro forma combined revenue in 2012 -

- Significantly increases scale of Watson’s ex-U.S. generic business -

- Accelerates revenue and earnings growth -

- Immediately accretive to non-GAAP earnings, before synergies -

- Greater than $300 million annual synergies anticipated within 3 years -

- Strong combined cash flow allows for rapid pay-down of debt -

- Additional earnout contingent on Actavis 2012 performance -

PARSIPPANY, NJ – April 25, 2012 – Watson Pharmaceuticals, Inc. (NYSE: WPI) and Actavis Group today jointly announced that Watson has entered into a definitive agreement to acquire privately held Actavis for an upfront payment of EUR4.25 billion. As a result of this acquisition, Watson will become the third largest global generics company with 2012 anticipated pro forma revenue of approximately $8 billion.

Actavis, which as a stand-alone company was positioned for strong growth, has a commercial presence in more than 40 countries and markets more than 1,000 products globally. Actavis has approximately 300 projects in its development pipeline and manufactured more than 22 billion pharmaceutical doses in 2011. Actavis has more than 10,000 employees worldwide and had 2011 revenues of approximately $2.5 billion.

“The acquisition of Actavis will create the 3rd largest global generics company, substantially completing Watson’s expansion as a leading global generics company. Actavis dramatically enhances our commercial position on a global basis and brings complementary products and capabilities in the United States,” said Paul M. Bisaro, President and CEO of Watson.

“In a single, commercially compelling transaction, we more than double Watson’s international access and strengthen our commercial position in key established European markets as well as exciting emerging growth markets, including Central and Eastern Europe and Russia,” Bisaro continued. “The transaction achieves Watson’s stated strategic objective of expanding and diversifying our business into a truly global company. Once the transaction is completed, approximately 40% of our generic revenues will come from markets outside of the U.S.”

“This transaction is financially compelling, accelerating Watson’s top and bottom-line growth profile for the foreseeable future. It will be immediately accretive to non-GAAP earnings before synergies, and we estimate that annual synergies of greater than $300 million can be achieved within three years. Between now and closing, we will work closely with Actavis’ management to prepare for a rapid and seamless integration so that Watson can maximize the benefits of this acquisition and capitalize on the significant potential to ensure long-term growth for our shareholders.”

“Today marks a milestone in the history of Actavis. For two years I have had the pleasure of working together with the newly formed Actavis management team and our stakeholders who have led the company into a new phase,” said Claudio Albrecht, Executive Chairman and CEO of Actavis. “We have successfully placed Actavis in a strong position to meet the future growth opportunities in the generic pharmaceutical industry.”

“Building on this strong foundation, the combination of Watson and Actavis will result in a company of the size required to position itself as a strong player in the generic pharmaceutical industry. The two companies are an ideal complementary fit that will enable the combined company to enhance its position among the industry leaders. Additionally, together Watson and Actavis will be well placed in the fast-paced and dynamic biosimilars market,” Albrecht added.

“I congratulate Watson on the acquisition of Actavis,” said Thor Björgólfsson, chairman of investment firm Novator, the largest shareholder in Actavis for over a decade. “Having been a part of Actavis from the time it had a turnover of EUR20 million growing to EUR2 billion has been an adventurous and fulfilling journey.

“I saw a great opportunity in the combination of these companies and have worked relentlessly for the past several months on making it happen. We, the shareholders, are happy to take our consideration in shares of Watson common stock as we believe in the future value and growth prospects of this great combination of assets and talent. This is a dream combination in this industry,” Björgólfsson added.

Key Benefits of the Transaction

Commercially Compelling Transaction

Dramatically Enhances Watson’s International Presence

•

The acquisition combines two growing, successful and profitable companies into a stronger global player that will benefit from sustainable revenue and earnings growth, and strong cash flow. With this transaction, Watson’s international revenues are expected to increase from approximately 16% of total generic revenues at the end of 2011 to approximately 40%.

Expanded Global Market Presence

•

The combined company will hold a top 3 position in 11 markets and a top 5 market position in 15 markets. The combined company will have commercial operations in more than 40 countries. Actavis’ exceptional global strength, including leading market positions in key established commercial markets and emerging markets in Central and Eastern Europe and Russia, complements Watson’s position in established markets including the UK, France and Australia.

Expanded Portfolio and Pipeline

•

The acquisition will expand Watson’s core leadership position in modified release, solid oral dosage and transdermal products into semi-solids, liquids and injectables. The result will be a broader and more diversified global product portfolio, and an expanded development pipeline. When combined the company will have 45 First-to-Files and 30 exclusive First-to-Files in the U.S.

Financially Compelling Transaction

Significantly and Immediately Accretive

•

The transaction is expected to be immediately accretive to non-GAAP earnings, before synergies. Including synergies, Watson anticipates the acquisition will be greater than 30% accretive to 2013 Watson non-GAAP EPS, with accretion accelerating in 2014 through organic growth and further achievement of synergies.

Synergies Provide Added Benefits

•	Watson expects to achieve annual synergies of $300 million within three years following transaction close, predominantly consisting of SG&A, R&D and corporate cost synergies.

•

Watson expects additional longer-term cost synergies related to optimizing the supply chain and additional longer-term revenue synergies derived from product launches in new markets. Watson also expects to benefit from a lower pro forma non-GAAP effective tax rate of approximately 28%.

Strong Combined Cash Flow Allows for Rapid Debt Repayment

•

Cash flow of the combined business is anticipated to permit Watson to pay down debt quickly to achieve a leverage ratio of below 3.0x debt to adjusted EBITDA in 2013 and approximately 2.0x debt to adjusted EBITDA in 2014. Watson expects to maintain its investment grade rating from all three rating agencies following the close of the transaction.

Additional Capabilities, Global Management/Employee Strength

Strengthens 3rd Party Business

•	The addition of Actavis’ MEDIS third-party business significantly broadens the Company’s out-licensing portfolio.

Experienced, International Management Team

•

The combination of Watson and Actavis dramatically expands the management expertise necessary to drive international growth in established and emerging markets. Actavis also brings considerable integration experience to the combination, having focused extensively on integration of historical acquisitions since going private in 2007, including consolidating corporate functions, merging CEE and Western Europe operations and implementing project management across the value chain.

Expanded Global Team

•

Combined, Watson will have more than 17,000 employees globally. The Company at acquisition close will have approximately 20 manufacturing facilities and more than a dozen R&D centers. With enhanced size and scale, the combined company will be well positioned to capitalize on its commercial, R&D, manufacturing and customer service capabilities.

Transaction Terms

Under the terms of the agreement, Watson will acquire Actavis for an upfront payment of EUR4.25 billion. Actavis stakeholders could also receive additional consideration, contingent upon Actavis achieving negotiated levels of certain 2012 performance targets. The contingent payment, if fully earned, would result in the delivery of up to 5.5 million shares of Watson common stock in 2013. This contingent payment was valued during the negotiations at EUR250 million, based on a per share price of $60, using a Euro to U.S. dollar exchange rate of 1.32.

Watson intends to fund the cash portion of the transaction through a combination of term loan borrowings and the issuance of senior unsecured notes. Watson currently has bridge loan commitments from BofA Merrill Lynch and Wells Fargo Bank, N.A. pending execution of its final financing plans. Watson anticipates that the combined company will generate substantial free cash flow, enabling Watson to pay down debt quickly to below 3.0x debt to adjusted EBITDA by 2013 and to achieve a level of approximately 2.0x debt to adjusted EBITDA in 2014.

Approvals and Timing

The acquisition will be subject to customary conditions, including review by the U.S. Federal Trade Commission (FTC) under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), as well as approvals outside of the United States. Pending approvals, Watson anticipates closing the transaction in the fourth quarter of 2012.

BofA Merrill Lynch is acting as exclusive financial advisor and Latham & Watkins LLP is acting as legal advisor to Watson in connection with this transaction. Blackstone Advisory Partners and Deutsche Bank are acting as financial advisors and Linklaters and Clifford Chance are acting as legal advisors to Actavis in connection with this transaction.

Conference Call

The Company will host a conference call, with supporting slides available via webcast, beginning at 4:30 p.m. Eastern Daylight Time on April 25, 2012 to discuss the proposed acquisition. The dial-in number to access the call is U.S./Canada (877) 251-7980; International (706) 643-1573 and the Conference ID is 67192051. To access the slides go to Watson’s Investor Relations Web site at http://ir.watson.com, or directly at http://www.videonewswire.com/event.asp?id=85954.

A taped replay of the conference call will be available beginning approximately two hours after the call’s conclusion and will remain available through 12:00 midnight Eastern Daylight Time on May 9, 2012. The replay may be accessed by dialing (855) 859-2056 and entering the same Conference ID above. From international locations, the replay may be accessed by dialing (404) 537-3406.

About Watson Pharmaceuticals, Inc.

Watson Pharmaceuticals, Inc. is a leading integrated global pharmaceutical company. Watson is engaged in the development, manufacture and distribution of generic pharmaceuticals and specialized branded pharmaceutical products focused on Urology and Women’s Health. The Company is also developing biosimilar products in Women’s Health and Oncology. Additionally, we distribute generic and branded pharmaceuticals through our Anda Distribution business.

In 2011, Watson was the third largest generic pharmaceutical company in the United States. We also have commercial operations in key international markets including Canada, Western Europe, Asia/Pacific, South Africa and Latin America. Watson distributes approximately 8,500 stock-keeping units in the U.S. directly to more than 60,000 customers through our Anda Distribution Division.

For press release and other company information, visit Watson Pharmaceuticals’ Web site at http://www.watson.com.

About Actavis

Actavis is one of the world’s leading generic pharmaceutical companies, specializing in the development, manufacture and sale of generic pharmaceuticals. The company has operations in more than 40 countries, with over 10,000 employees. At present, Actavis has a portfolio which includes more than 1,000 medicines present on the market and registered in more than 70 countries.

Forward-Looking Statement

Statements contained in this press release that refer to Watson’s estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Watson’s current perspective of existing trends and information as of the date of this release. For instance, the statements in this press release relating to expected or anticipated benefits of the Actavis acquisition, the future financial performance of the combined company, cost synergies, future tax rates, the pay down of debt obligations, and the closing of the transaction are forward-looking statements. It is important to note that Watson’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Watson’s current expectations depending upon a number of factors affecting Watson’s business, Actavis’ business and risks associated with acquisition transactions. These factors include, among others, the inherent uncertainty associated with financial projections; successful close and subsequent integration of the Actavis acquisition and the ability to recognize the anticipated synergies and benefits of the Actavis acquisition; the anticipated size of the markets and continued demand for Watson’s and Actavis’ products; the impact of competitive products and pricing; the receipt of required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the acquisition); access to available financing (including financing for the acquisition) on a timely basis and on reasonable terms; risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; market acceptance of and continued demand for Watson’s and Actavis’ products; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Watson’s and Actavis’ facilities, products and/or businesses; changes in the laws and regulations, affecting among other things, pricing and reimbursement of pharmaceutical products; and such other risks and uncertainties detailed in Watson’s periodic public filings with the Securities and Exchange Commission, including but not limited to Watson’s Annual Report on form 10-K for the year ended December 31, 2011. Except as expressly required by law, Watson disclaims any intent or obligation to update these forward-looking statements.

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